UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 06, 2026

Pyxis Oncology, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40881	83-1160910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Harrison Avenue
Boston, Massachusetts		02118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 453-3596

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PYXS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 2, 2026, Dr. Lara Sullivan, M.D. ceased serving as the Chief Executive Officer, principal executive officer, and in any other executive capacity of Pyxis Oncology, Inc. (the “Company”).

Effective February 2, 2026 (the “Effective Date”), the Board of Directors of the Company (the “Board”) appointed Tom Civik, a current director of the Company, as the Company’s Interim Chief Executive Officer and principal executive officer. Mr. Civik served as President and Chief Executive Officer of Five Prime Therapeutics from April 2020 to April 2021. He most recently served as Chairperson of the Board of ImCheck Therapeutics and Repare Therapeutics. In connection with Mr. Civik’s appointment, the Company entered into and interim chief executive officer employment agreement with Mr. Civik (the “Civik employment agreement”). Mr. Civik’s service as Interim Chief Executive Officer commenced on the Effective Date and will continue until the earliest of the (i) termination of the Civik Employment Agreement, and (ii) the appointment of a permanent Chief Executive Officer (the “Interim Term”).

The Civik Employment Agreement provides that during the Interim Term, Mr. Civik will receive an annualized base salary of $710,000 and will be eligible to receive a target bonus equal to 60% of Mr. Civik’s annualized base salary, prorated based on Mr. Civik’s period of service and contingent upon the achievement of objectives established by the Board. In addition, subject to Board approval, Mr. Civik will be granted an option to purchase a number of shares of the Company’s common stock representing 1.1% of the Company’s outstanding shares common stock as of the Effective Date (the “Initial Stock Option Grant”), vesting in 12-equal monthly installments during Mr. Civik’s service as Interim Chief Executive Officer, commencing on the Effective Date. Upon termination of Mr. Civik’s service as Interim Chief Executive Officer, the Initial Stock Option Grant will cease vesting and any unvested portion of the Initial Stock Option Grant will be forfeited. Subject to Board approval, Mr. Civik will be granted an option to purchase a number of shares of the Company’s common stock representing 0.4% of the Company’s outstanding common stock as of the Effective Date (the “Top-up Grant”), which will be fully vested upon the completion of a successful financing transaction or a successful strategic transaction during the Interim Term or within six months thereafter, as mutually agreed by Mr. Civik and the Board acting in good faith. The Initial Stock Option Grant and the Top-up Grant will be granted under the Company’s 2021 Equity Incentive Plan and the standard form stock option agreement issued thereunder.

The foregoing description of the Civik employment agreement does not purport to be complete and is qualified in their entirety by reference to the complete text of the Civik employment agreement, copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Other than as described above, there are no arrangements or understandings between Mr. Civik and any other person pursuant to which Mr. Civik was selected as an officer of the Company. Neither Mr. Civik, nor any member of his immediate family, has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). There is no family relationship between Mr. Civik and any other director or executive officer of the Company.

Item 7.01. Regulation FD Disclosure.

On February 3, 2026, the Company issued a press release announcing the transitions described under Item 5.02 above. A copy of the press release relating to the transitions is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 6 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pyxis Oncology, Inc.

Date:	February 06, 2025	By:	/s/ Jitendra Wadhane
Jitendra Wadhane Principal Financial and Accounting Offier